Exhibit 99


                                                                   EXELON [LOGO]
--------------------------------------------------------------------------------

News Release

From:      Exelon Corporation                            FOR IMMEDIATE RELEASE
           Corporate Communications                         October 23, 2003
           P.O. Box 805379 Chicago, IL 60680-5379

Contact:   Linda Marsicano, Media Relations
           312.394.3099
           Linda Byus, CFA, Investor Relations
           312.394.7696

                    Exelon Announces Third Quarter Earnings;
                     Raises 2003 Operating Earnings Guidance

Chicago (October 23, 2003) - Exelon Corporation (NYSE: EXC) today announced operating earnings for the third quarter of 2003 of $535 million, or $1.63 per share (diluted), compared with operating earnings of $551 million, or $1.70 per share (diluted), for the same period in 2002. The 3% decrease in year-over-year operating earnings was due primarily to a weather-related decrease in kWh sales and decreased competitive transition charge (CTC) revenue at ComEd, which was only partially offset by higher margins at Generation and lower interest expense.

Reported third quarter 2003 consolidated earnings prepared in accordance with accounting principles generally accepted in the United States (GAAP) were a loss of $102 million, or $0.31 per share. Reported results for the third quarter include the $573 million, or $1.74 per share, after-tax charge for the impairment of the Exelon Boston Generating (EBG) assets as a result of management's decision to transition out of ownership of those assets. After-tax severance charges related to The Exelon Way program reduced reported earnings by $104 million or $0.32 per share. Reported earnings also include a $36 million, or $0.11 per share, after-tax charge related to the impairment of Exelon's investment in Sithe Energies, Inc. (Sithe). Exelon also recorded an after-tax gain of $29 million, or $0.09 per share, during the third quarter of 2003 associated with the closing of the sale of certain businesses of InfraSource, Inc. Finally, reported earnings include a $47 million after-tax gain, or $0.14 per share, related to the reduction of certain real estate tax reserves.

Third quarter operating earnings drivers include savings related to the Midwest Generation contracts, increased market sales at higher prices at Generation, lower interest expense and higher interest income in the quarter compared with third quarter 2002. These positives were not sufficient to offset a weather-related decrease in kWh sales and revenue and reduced CTC revenue at ComEd. The estimated net impact of weather for the quarter is a decrease of $0.14 per share in the third quarter compared with the prior year but a $0.02 per share increase relative to the normal weather that was incorporated in Exelon's guidance.

"I am pleased by all that we accomplished during the third quarter," said John
W. Rowe, Exelon Chairman and CEO. "Our operating earnings strength is evidence of our commitment to excellence and the success of The Exelon Way. The completed sale of InfraSource and the announced purchase of British Energy's interest in AmerGen demonstrate our focus on our core strengths. We have revised our earnings guidance for 2003 to $5.05 to $5.20 per share. Based on the current outlook, we believe we are in a position to earn $5.25 to $5.55 per share in 2004."


2003 and 2004 Earnings Outlook

Exelon's 2003 earnings outlook has been updated to incorporate year-to-date events including year-to-date operating results and our expectations for the balance of the year. Exelon's current guidance for consolidated 2003 operating earnings, excluding unusual items, is a range of $5.05 to $5.20 per diluted share based on the assumption of normal weather in the fourth quarter. Operating earnings exclude the first quarter $0.34 per share gain from the cumulative effect for the change in accounting principle (SFAS 143), the net $0.05 per share charge related to the March 3 ComEd settlement agreement and the $0.51 per share impairment charge of our Sithe Energies investment. We also exclude the $1.74 per share impairment charge related to EBG, the $0.32 per share severance charge related to The Exelon Way and the $0.14 per share positive effect of the reduction of property tax reserves in the third quarter. We have increased our guidance for 2004 operating earnings to a range of $5.25 to $5.55 per share, to include the impact of the purchase of 50% of AmerGen during the first quarter.


Third Quarter Highlights

o Nuclear Operations Exelon Generation's nuclear fleet, excluding AmerGen, produced 30,152 GWhs for the third quarter of 2003, compared with 29,817 GWhs output for the third quarter of 2002. The fleet, including AmerGen, achieved a capacity factor of 95.3% for the third quarter of 2003, compared with 93.9% for the third quarter of 2002. Exelon Generation's nuclear group did not have any outages scheduled during July and August and began two scheduled outages in September, a similar schedule to the third quarter 2002.

o Sithe Energies, Inc. Investment On August 13, 2003, Exelon Generation announced an agreement with entities controlled by Reservoir Capital Group (Reservoir), a private investment firm, to sell 50% of Sithe in exchange for $75.8 million in cash. This sale will occur after Exelon Generation closes on the Call Transaction announced in May 2003. Both Exelon's and Reservoir's 50% interest in Sithe will be subject to Put and Call Options that could result in either party owning 100% of Sithe. While Exelon's intent is to fully divest Sithe by the end of 2004, the timing of the Put and Call Options vary by acquirer and can extend through March 2006. The sale is expected to close in the fourth quarter 2003. In a separate transaction, Sithe has entered into an agreement with Reservoir to sell entities holding six U.S. generating facilities, each a Qualifying Facility under the Public Utility Regulatory Policies Act, and an entity holding Sithe's Canadian assets in exchange for $46.2 million ($26.2 million in cash and a $20 million two-year note). The sale is also expected to close in the fourth quarter 2003. This sale is not contingent on the sale of Exelon's 50% interest in Sithe to Reservoir.

o InfraSource Sale On September 24, 2003, Exelon Enterprises, parent company of InfraSource, Inc., announced that it had finalized the sale of the electric construction and services, underground and telecom businesses of InfraSource to GFI Energy Ventures LLC and Oaktree Capital Management LLC. The InfraSource companies involved in the sale are MJ Electric, InfraSource Underground, Electric Services Inc., Dashiell and Dacon, Blair Park Services/Sunesys and RJE Telecom.

o Midwest Generation Options On October 1, 2003, Exelon Generation notified Midwest Generation (Midwest) of the exercise of its termination options under the existing Collins and Peaking Purchase Power Agreements. Exelon Generation released 303 MWs of peaking capacity and will retain the output of 1,476 MWs of Collins and peaking unit capacity in 2004. On June 25, 2003, Exelon exercised its call option to retain 687 MWs of coal capacity. For the contract year 2004, Exelon has contracted for 3,859 MWs of capacity from Midwest, which includes 1,696 MWs of non-option coal capacity. By exercising the Midwest contract options and restructuring the 2004 supply portfolio, the expected pre-tax net capacity savings in 2004 compared with 2003, after replacement energy and other associated costs, are approximately $20-$40 million.

o AmerGen On October 10, 2003, Exelon Corporation reached an agreement to buy British Energy's 50-percent interest in AmerGen Energy Co. LLC for $276.5 million, giving Exelon sole ownership of AmerGen and its three nuclear plants. AmerGen owns the Clinton Power Station, Three Mile Island Unit 1 and the Oyster Creek Generating Station. The three plants represent about 2,500 megawatts of generating capacity. The AmerGen purchase is expected to be completed around the end of the first quarter of 2004.


BUSINESS UNIT RESULTS
Exelon Corporation's consolidated net loss in accordance with GAAP for the third quarter of 2003 was $102 million compared with net income of $551 million in the third quarter of 2002.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery's net income in the third quarter of 2003 was $303 million compared with net income of $370 million in the third quarter of 2002, primarily due to decreased weather-related kWh sales, reduced CTC recoveries at ComEd and severance charges associated with The Exelon Way, partially offset by lower regulatory asset amortization at ComEd and the reduction of certain property tax reserves at PECO in 2003.

Cooling degree-days in the ComEd service territory were down 25% relative to last year and 3% below normal. In the PECO service territory, cooling degree-days were down 11% compared with 2002 but were 13% above normal. Total retail kWh deliveries decreased 5% for ComEd, with a 10% decrease in deliveries to the weather-sensitive residential customer class. PECO's residential deliveries were down 5% and retail kWh deliveries decreased 2% overall. Energy Delivery's total revenues for the third quarter of 2003 of $2,886 million were down 9% from $3,162 million in 2002, offset by a $124 million net decrease in fuel and purchased power. Operating and maintenance expense increased $84 million reflecting severance charges associated with The Exelon Way and higher storm costs in the ComEd and PECO service territories in 2003. The impact of the cooler summer weather decreased Exelon's third quarter 2003 earnings per share (diluted) by approximately $0.14 relative to 2002, but results were favorable by $0.02 relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. Generation's third quarter 2003 net loss was $428 million compared to third quarter 2002 net income of $163 million. The loss is primarily attributable to the $573 million after-tax charge for the impairment of the EBG assets, an additional impairment loss of $36 million after tax on the investment in Sithe, a $30 million after-tax severance reserve related to The Exelon Way, and a $9 million after-tax benefit for the reduction of an accrual for Pennsylvania property taxes. Excluding these items, net income was $202 million in the third quarter of 2003.

Energy sales for the third quarter of 2003 totaled 61,850 GWhs, exclusive of trading volumes, compared with 57,173 GWhs in 2002. Generation's third quarter 2003 revenue of $2,537 million includes a net trading portfolio gain of $1 million compared with third quarter 2002 revenue of $2,213 million, which includes a net trading portfolio loss of $12 million. Revenues, excluding the trading portfolio, increased 14% from the third quarter of 2002, reflecting the increased revenue from the 2002 acquisition of the New England plants and higher market prices for energy.

Generation's revenue net fuel increased by $183 million in third quarter 2003 compared with third quarter 2002 excluding the mark-to-market impact in both years. The improvement includes $59 million of incremental margin contribution from the New England plants acquired in the fourth quarter of 2002. The increase was driven by higher wholesale power prices and volume in all regions in which Power Team operates, a higher average power price to ComEd, higher nuclear generation and lower capacity payments to Midwest Generation, offset partially by higher supply costs, primarily fuel costs. The average realized price excluding trading activity in the third quarter of 2003 was $40.03 per MWh compared with $38.69 per MWh in 2002. Higher market prices, driven by higher market gas and oil prices, were partially offset by our hedged position during the quarter. Higher gas prices resulted in higher supply costs, primarily fuel costs.

Operating and maintenance expenses include the $945 million pre-tax charge for the impairment of the EBG assets. Excluding this charge, operating and maintenance expenses were up for the quarter reflecting $30 million of additional expenses resulting from the acquired New England plants, $46 million of severance costs associated with The Exelon Way and the effects of certain new accounting treatments under FAS 143. The net impact of FAS 143 was neutral in the third quarter of 2003 versus a net expense impact in the third quarter 2002. Depreciation expense was $17 million lower in the third quarter 2003 versus 2002 due to the impact of FAS 143, partially offset by additional depreciation for the acquired New England plants and new capital additions.

Earnings from equity affiliates were $34 million lower for the quarter driven by lower earnings from Sithe as a result of Exelon's acquisition of Sithe's New England plants in the fourth quarter of 2002 and lower earnings at AmerGen.

Exelon Enterprises consists of Exelon's competitive retail energy sales, energy solutions and infrastructure services, venture capital investments and related businesses. Enterprises reported third quarter 2003 net income of $16 million compared with third quarter 2002 net income of $15 million. Enterprises achieved a $1 million net income improvement compared with 2002 due to an after-tax gain of $29 million recognized during the third quarter of 2003 upon the closing of the sale of certain businesses of InfraSource. Absent that gain, operating earnings were down $28 million primarily from lower operating results at InfraSource resulting from a decrease in the electric line of business and lower equity in earnings of unconsolidated affiliates compared with the recovery of trade receivables at a communications joint venture in 2002.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on October 23. The call-in number in the U.S. is 877-407-4094 and the international call-in number is 201-689-8037. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available through November 7. The U.S. call-in number is 877-660-6853 and the international call-in number is 201-612-7415. The account number is 4094 and the conference call number is 79176.

Operating Earnings

Operating earnings (pro forma), which generally exclude non-operational items as well as one-time charges or credits that are not normally associated with our ongoing operations, are provided as a complement to results provided in accordance with GAAP. Management uses such pro forma measures internally to evaluate the company's performance and manage its operations. A reconciliation of GAAP to operating earnings is included in the attachments to this release.

===============================================================================

Except for the historical information contained herein, certain of the matters discussed in this news release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein as well as the items discussed in Exelon Corporation's 2002 Annual Report on Form10-K in (a) ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon--Note 19, ComEd--Note 16, PECO--Note 18 and Generation--Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

                                       ###

    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the
   Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 450,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

                                                         EXELON CORPORATION
                                                  Consolidated Statements of Income
                                                             (unaudited)
                                                (in millions, except per share data)


                                                    Three Months Ended September 30, 2003     Three Months Ended September 30, 2002
                                                    -------------------------------------     -------------------------------------
                                                              Pro Forma                                     Pro Forma
                                                    GAAP (a)  Adjustments        Pro Forma      GAAP (a)   Adjustments   Pro Forma
                                                   ---------  -----------        ----------     --------   -----------   ----------
Operating revenues                                  $ 4,441          $ -           $ 4,441      $ 4,370            $ -      $ 4,370

Operating expenses
  Purchased power                                     1,312            -             1,312        1,337              -        1,337
  Fuel                                                  551            -               551          373              -          373
  Impairment of Exelon Boston Generating, LLC           945         (945)(b)             -            -              -            -
  Operating and maintenance                           1,226         (123)(c), (d)    1,103        1,114              -        1,114
  Depreciation and amortization                         293            -               293          345              -          345
  Taxes other than income                               131           74 (e)           205          201              -          201
                                                   ---------  -----------        ----------     --------   -----------   ----------

  Total operating expenses                            4,458         (994)            3,464        3,370              -        3,370
                                                   ---------  -----------        ----------     --------   -----------   ----------

Operating income (loss)                                 (17)         994               977        1,000              -        1,000

Other income and deductions
  Interest expense                                     (217)           -              (217)        (249)             -         (249)
  Distributions on preferred securities
    of subsidiaries                                      (8)           -                (8)         (11)             -          (11)
  Equity in earnings of unconsolidated
    affiliates                                           49            3 (d)            52           92              -           92
  Other, net                                            (21)          55 (f)            34           16              -           16
                                                   ---------  -----------        ----------     --------   -----------   ----------

  Total other income and deductions                    (197)          58              (139)        (152)             -         (152)
                                                   ---------  -----------        ----------     --------   -----------   ----------

Income (loss) before income taxes                      (214)       1,052               838          848              -          848

Income taxes                                           (112)         415               303          297              -          297
                                                   ---------  -----------        ----------     --------   -----------   ----------

Net income (loss)                                    $ (102)       $ 637             $ 535        $ 551            $ -        $ 551
                                                   =========  ===========        ==========     ========   ===========   ==========


Earnings (loss) per average common share
  Basic                                             $ (0.31)      $ 1.95            $ 1.64       $ 1.71           $ -        $ 1.71
  Diluted                                           $ (0.31)      $ 1.94            $ 1.63       $ 1.70           $ -        $ 1.70

Average common shares outstanding
  Basic                                                 326                            326          323                         323
  Diluted                                               326                            329          324                         324



Effect of pro forma adjustments on earnings (loss) per average diluted common share recorded in accordance with GAAP:

  EBG impairment                                                 $ (1.74)
  Severance                                                        (0.32)
  Property tax accrual reductions                                   0.14
  Impairment of investment in Sithe Energies, Inc.                 (0.11)
  Sale of InfraSource                                               0.09
                                                              -----------

  Total pro forma adjustments                                    $ (1.94)
                                                              ===========

(a) Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b) Pro forma adjustment for the EBG impairment recorded during the third quarter of 2003.
(c) Pro forma adjustment for the sale of InfraSource to GFI during the third quarter of 2003.
(d) Pro forma adjustment for severance and severance-related costs recorded during the third quarter of 2003.
(e) Pro forma adjustment for the reduction of property tax accruals at PECO and Generation recorded during the third quarter of 2003.
(f) Pro forma adjustment for the impairment of Exelon's investment in Sithe Energies, Inc. recorded during the third quarter of 2003.

                                                         EXELON CORPORATION
                                                  Consolidated Statements of Income
                                                             (unaudited)
                                                (in millions, except per share data)


                                                       Nine Months Ended September 30, 2003     Nine Months Ended September 30, 2002
                                                       ------------------------------------     ------------------------------------
                                                                  Pro Forma                                Pro Forma
                                                      GAAP (a)  Adjustments        Pro Forma    GAAP (a)  Adjustments     Pro Forma
                                                      --------  -----------        ---------    -------   -----------     ----------
Operating revenues                                   $ 12,236       $ -             $ 12,236   $ 11,245          $ -       $ 11,245

Operating expenses
  Purchased power                                       3,075         -                3,075      2,763            -          2,763
  Fuel                                                  1,908         -                1,908      1,233            -          1,233
  Impairment of Exelon Boston Generating, LLC             945      (945)(b)                -          -            -              -
  Operating and maintenance                             3,438      (212)(c),(d),(e)    3,226      3,252          (10)(i)      3,242
  Depreciation and amortization                           842         -                  842      1,012            -          1,012
  Taxes other than income                                 489        74 (f)              563        568            -            568
                                                      --------  -----------        ---------   --------  -----------     ----------

  Total operating expenses                             10,697    (1,083)               9,614      8,828          (10)         8,818
                                                      --------  -----------        ---------   --------  -----------     ----------

Operating income                                        1,539     1,083                2,622      2,417           10          2,427

Other income and deductions
  Interest expense                                       (661)        -                 (661)      (739)           -           (739)
  Distributions on preferred securities
     of subsidiaries                                      (30)        -                  (30)       (34)           -            (34)
  Equity in earnings of unconsolidated
     affiliates                                            82         3 (e)               85        114            -            114
  Other, net                                             (153)      242 (c),(g)           89        239         (198)(j)         41
                                                      --------  -----------        ---------   --------  -----------     ----------

  Total other income and deductions                      (762)      245                 (517)      (420)        (198)          (618)
                                                      --------  -----------        ---------   --------  -----------     ----------

Income before income taxes and cumulative
  effect of changes in accounting principles              777     1,328                2,105      1,997         (188)         1,809

Income taxes                                              258       514                  772        724          (84)           640
                                                      --------  -----------        ---------   --------  -----------     ----------

Income before cumulative effect of changes
  in accounting principles                                519       814                1,333      1,273         (104)         1,169

Cumulative effect of changes in accounting
  principles, net of income taxes                         112      (112)(h)                -       (230)         230 (k)          -
                                                      --------  -----------        ---------   --------  -----------     ----------

Net income                                              $ 631     $ 702              $ 1,333    $ 1,043        $ 126        $ 1,169
                                                      ========  ===========        =========   ========  ===========     ==========


Earnings per average common share
  Basic:
     Income before cumulative effect of
        changes in accounting principles               $ 1.60    $ 2.50               $ 4.10     $ 3.95      $ (0.32)        $ 3.63
     Cumulative effect of changes in accounting
        principles, net of income taxes                  0.34     (0.34)                   -      (0.71)        0.71              -
                                                      --------  -----------        ---------   --------  -----------     ----------

     Net income                                        $ 1.94    $ 2.16               $ 4.10     $ 3.24       $ 0.39         $ 3.63
                                                      ========  ===========        =========   ========  ===========     ==========

  Diluted:
     Income before cumulative effect of
        changes in accounting principles               $ 1.59    $ 2.48               $ 4.07     $ 3.93      $ (0.32)        $ 3.61
     Cumulative effect of changes in accounting
        principles, net of income taxes                  0.34     (0.34)                   -      (0.71)        0.71              -
                                                      --------  -----------        ---------   --------  -----------     ----------

     Net income                                        $ 1.93    $ 2.14               $ 4.07     $ 3.22       $ 0.39         $ 3.61
                                                      ========  ===========        =========   ========  ===========     ==========


Average common shares outstanding
  Basic                                                   325                            325        322                         322
  Diluted                                                 328                            328        324                         324



Effect of pro forma adjustments on earnings per average diluted common share recorded in accordance with GAAP:

  EBG impairment                                                $ (1.74)                                        $ -
  Impairment of Exelon's investment in Sithe Energies, Inc.       (0.51)                                          -
  Cumulative effect of adopting SFAS No. 143                       0.34                                           -
  Exelon Way severance                                            (0.32)                                          -
  Property tax accrual reductions                                  0.14                                           -
  March 3 ComEd Settlement Agreement                              (0.05)                                          -
  Net gain on the sale of InfraSource                                 -                                           -
  Employee severance costs                                            -                                       (0.04)
  Gain on sale of investment in AT&T Wireless                         -                                        0.36
  Cumulative effect of adopting SFAS No. 141 and SFAS No. 14          -                                       (0.71)
                                                               -----------                              -----------

  Total pro forma adjustments                                   $ (2.14)                                    $ (0.39)
                                                               ===========                              ===========


(a)  Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)  Pro forma adjustment for the EBG impairment recorded during the third quarter of 2003.
(c)  Pro forma adjustment for the March 3 ComEd Settlement Agreement.
(d)  Pro forma adjustment for the impairment of Exelon Enterprises' InfraSource goodwill and subsequent gain on the sale of
     InfraSource to GFI.
(e)  Pro forma adjustment for severance and severance-related costs recorded during the third quarter of 2003.
(f)  Pro forma adjustment for the reduction of property tax accruals at PECO and Generation recorded during the third quarter of
     2003.
(g)  Pro forma adjustment for the impairments of Generation's investment in Sithe Energies, Inc. recorded during the first and third quarters of 2003.
(h)  Pro forma adjustment for the cumulative effect of adopting SFAS No. 143.
(i)  Pro forma adjustment for severance costs of $10 million pre-tax primarily related to executive severance. Not all of the severance expense was tax deductible.
(j)  Pro forma adjustment for the sale of investment in AT&T Wireless.
(k)  Pro forma adjustment for the cumulative effect of adopting SFAS No. 141 and SFAS No. 142 reflecting the impairment of Exelon
     Enterprises' goodwill and the benefit of AmerGen's negative goodwill.


                                       EXELON CORPORATION
                           Earnings Per Diluted Share Reconciliation
        Three Months Ended September 30, 2003 vs. Three Months Ended September 30, 2002

2002 Earnings per Diluted Share                                                        $ 1.70

         Year Over Year Effects on Earnings:
               Energy Margins:
                   Weather Impact (1)                                                   (0.14)
                   Lower CTCs Recovered (2)                                             (0.09)
                   Generation (3)                                                        0.17
                   Other                                                                (0.01)
               Higher Operating and Maintenance Expense (O&M) - Storm Costs (4)         (0.07)
               Lower O&M - Other (5)                                                     0.11
               Lower Non-Energy Margins at Enterprises (6)                              (0.10)
               Lower Interest Expense (7)                                                0.08
               Lower Equity in Earnings of Unconsolidated Subsidiaries (8)              (0.04)
               ENE Acquisition Effect (9)                                               (0.02)
               Other                                                                     0.04
                                                                                   -----------

2003 Pro Forma Earnings                                                                  1.63

         2003 Pro Forma Adjustments:
               Exelon Boston Generating (EBG) Impairment (10)                           (1.74)
               Severance (11)                                                           (0.32)
               Property Tax Accrual Reductions (12)                                      0.14
               Impairment of Investment in Sithe Energies, Inc. (13)                    (0.11)
               Sale of InfraSource (14)                                                  0.09
                                                                                   -----------

2003 Loss per Diluted Share                                                            $(0.31)
                                                                                   ===========

(1)  Primarily related to cooler summer weather in 2003 as compared to 2002.

(2)  Reflects a decrease in the CTC rates recovered by ComEd due to increased wholesale market price of electricity, net of increased mitigation factors.

(3)  Primarily related to increased market sales of electricity at higher prices by Generation along with reductions in capacity payments to Midwest Generation. Excludes the effect of the acquisition of Sithe New England (currently known as Exelon New England (ENE)) in
     November 2002.

(4)  Reflects increased storm costs in the Energy Delivery service territories.

(5)  Reflects reduced operating expenses, excluding severance charges, storm costs at Energy
     Delivery, gain on the sale of InfraSource and the effect of the acquisition of ENE, primarily due to decreased salaries and wages at Energy Delivery, decreased environmental reserves at ComEd and the deployment of automated meter reading technology at PECO.

(6)  Reflects lower non-energy margins at Enterprises, primarily InfraSource, due to an overall decline in revenue.

(7)  Reflects lower interest expense, excluding the effect of the acquisition of ENE, due to refinancing of existing debt at lower interest rates and the gradual retirement of ComEd's
     Transitional Trust Notes.

(8)  Reflects lower equity in earnings of unconsolidated affiliates, excluding the effect of the acquisition of ENE in November 2002, related to AmerGen and Sithe Energies, Inc.

(9)  Reflects the effect on net income of the acquisition of ENE, excluding the impairments of
     EBG and Sithe Energies, Inc.

(10) Reflects the impairment of the EBG assets recorded by Generation during the third quarter of 2003.

(11) Reflects severance and severance-related costs recorded during the third quarter of 2003.

(12) Reflects the reduction of certain property tax accruals at PECO and Generation during the third quarter of 2003.

(13) Reflects an additional impairment of the investment held by Generation in Sithe Energies,
     Inc. recorded during the third quarter of 2003.

(14) Reflects a gain on the sale of the electric construction and services, underground and telecom businesses of InfraSource Inc. recorded during the third quarter of 2003.

                                 EXELON CORPORATION
                      Earnings Per Diluted Share Reconciliation
    Nine Months Ended September 30, 2003 vs. Nine Months Ended September 30, 2002


2002 Earnings per Diluted Share                                              $ 3.22

         2002 Pro Forma Adjustments:
             Cumulative Effect of Adopting SFAS No. 142                        0.71
             Gain on the Sale of Investment in AT&T Wireless (1)              (0.36)
             Severance (2)                                                     0.04
                                                                       -------------

2002 Pro Forma Earnings                                                        3.61

         Year Over Year Effects on Earnings:
             Energy Margins:
                Generation (3)                                                 0.31
                Weather Impact (4)                                            (0.12)
                Other                                                         (0.04)
             Lower Interest Expense (5)                                        0.18
             Lower O&M (6)                                                     0.12
             Higher Investment Income (7)                                      0.09
             Lower Non-Energy Margins at Enterprises (8)                      (0.09)
             Lower Depreciation and Amortization Expense (9)                   0.08
             ENE Acquisition Effect (10)                                      (0.06)
             Other                                                            (0.01)
                                                                       -------------

2003 Pro Forma Earnings                                                        4.07

         2003 Pro Forma Adjustments:
             Exelon Boston Generating (EBG) Impairment (11)                   (1.74)
             Impairment of Investment in Sithe Energies, Inc. (12)            (0.51)
             Cumulative Effect of Adopting SFAS No. 143                        0.34
             Severance (13)                                                   (0.32)
             Property Tax Accrual Reductions (14)                              0.14
             March 3 ComEd Settlement Agreement (15)                          (0.05)
             InfraSource Sale (16)                                                -
                                                                       -------------

2003 Earnings per Diluted Share                                              $ 1.93
                                                                       =============


(1) Gain on Exelon Enterprises' sale of its 49% interest in AT&T Wireless PCS of Philadelphia.

(2)  Executive severance partially offset by favorable adjustments to previous severance estimates. A portion of the executive severance was not tax deductible. As a result, the after-tax impact on earnings was $0.04 per share.

(3)  Primarily related to increased market sales of electricity at higher prices by
     Generation along with reductions in capacity payments to Midwest Generation.
     Excludes the effect of the acquisition of Sithe New England (currently known as
     Exelon New England (ENE)) in November 2002.

(4) Primarily related to cooler spring and summer weather in 2003 as compared to 2002, partially offset by colder winter weather in 2003 as compared to 2002.

(5) Reflects lower interest expense, excluding the effect of the acquisition of ENE, due to refinancing of existing debt at lower interest rates and the gradual retirement of ComEd's Transitional Trust Notes.

(6)  Reflects reduced operating expenses, excluding severance charges, the effect of the acquisition of ENE, the net loss on the sale of InfraSource, Inc.
     in the second quarter of 2003 and SFAS No. 143, primarily due to decreased salaries and wages at Energy Delivery, decreased nuclear refueling outages at
     Generation and the deployment of automated meter reading technology at PECO.
     These decreases were partially offset by increased pension and postretirement benefit expense and increased storm costs in the Energy Delivery service territories.

(7)  Primarily reflects the effects of write-downs of communication and energy-related investments at Enterprises in 2002 and higher investment income related to nuclear decommissioning trust funds in 2003, partially offset by an impairment of communication and energy-related investments of Enterprises in
     2003.

(8)  Reflects lower non-energy margins at Enterprises, primarily InfraSource, due to an overall decline in revenue.

(9)  Depreciation and amortization expense, excluding SFAS No. 143 and the effect of the acquisition of ENE in November 2002, was lower primarily due to lower depreciation rates and lower recoverable transition cost amortization at ComEd, partially offset by increased depreciation related to higher depreciable plant balances, reflecting Generation's plant acquisitions in 2002 and additions at
     Energy Delivery, and higher CTC amortization at PECO.

(10) Reflects the effect on net income of the acquisition of ENE in November 2002, excluding the impairments of EBG and Sithe Energies, Inc.

(11) Reflects the impairment of the EBG assets recorded by Generation during the third quarter of 2003.

(12) Impairment of the investment held by Generation in Sithe Energies, Inc. recorded during the first and third quarters of 2003.

(13) Reflects severance and severance related costs recorded during the third quarter of 2003.

(14) Reflects the reduction of certain property tax accruals at PECO and Generation during the third quarter of 2003.

(15) Agreement reached by ComEd and various Illinois suppliers, customers, and governmental parties regarding several matters affecting ComEd's rates for electric service during the first quarter of 2003.

(16) Reflects the net impact of an impairment of goodwill related to InfraSource, Inc. in the second quarter of 2003 and the loss on the sale of the electric construction and services, underground and telecom businesses of InfraSource Inc., which closed during the third quarter of 2003.

                                                        EXELON CORPORATION
                                                Consolidating Statements of Income
                                                           (unaudited)
                                                          (in millions)


                                                                          Three Months Ended September 30, 2003
                                                         -----------------------------------------------------------------------
                                                            Energy                                                    Exelon
                                                           Delivery   Generation    Enterprises    Corp/Elim       Consolidated
                                                         -----------  -----------   -----------    ----------    ---------------
Operating revenues                                          $ 2,886      $ 2,537         $ 437      $ (1,419)           $ 4,441

Operating expenses
 Purchased power                                              1,373        1,240            69        (1,370)             1,312
 Fuel                                                            28          449            75            (1)               551
 Impairment of Exelon Boston Generating, LLC                      -          945             -             -                945
 Operating and maintenance                                      491          530           263           (58)             1,226
 Depreciation and amortization                                  231           51             3             8                293
 Taxes other than income                                         99           28             3             1                131
                                                         -----------  -----------   -----------    ----------    ---------------

 Total operating expenses                                     2,222        3,243           413        (1,420)             4,458
                                                         -----------  -----------   -----------    ----------    ---------------

Operating income (loss)                                         664         (706)           24             1                (17)

Other income and deductions
 Interest expense                                              (182)         (25)           (2)           (8)              (217)
 Distributions on preferred securities of subsidiaries           (8)           -             -             -                 (8)
 Equity in earnings (losses) of unconsolidated affiliates         -           53            (1)           (3)                49
 Other, net                                                       5          (30)            5            (1)               (21)
                                                         -----------  -----------   -----------    ----------    ---------------

 Total other income and deductions                             (185)          (2)            2           (12)              (197)
                                                         -----------  -----------   -----------    ----------    ---------------

Income (loss) before income taxes                               479         (708)           26           (11)              (214)

Income taxes                                                    176         (280)           10           (18)              (112)
                                                         -----------  -----------   -----------    ----------    ---------------

Net income (loss)                                             $ 303       $ (428)         $ 16           $ 7             $ (102)
                                                         ===========  ===========   ===========    ==========    ===============




                                                                               Three Months Ended September 30, 2002
                                                         ------------------------------------------------------------------------
                                                             Energy                                                   Exelon
                                                            Delivery  Generation    Enterprises    Corp/Elim       Consolidated
                                                         -----------  ----------    -----------    ----------    ---------------


Operating revenues                                          $ 3,162      $ 2,213         $ 509      $ (1,514)           $ 4,370

Operating expenses
 Purchased power                                              1,485        1,257            73        (1,478)             1,337
 Fuel                                                            40          273            60             -                373
 Operating and maintenance                                      407          391           349           (33)             1,114
 Depreciation and amortization                                  256           68            11            10                345
 Taxes other than income                                        162           37             1             1                201
                                                         -----------  ----------   -----------    ----------    ---------------

 Total operating expenses                                     2,350        2,026           494        (1,500)             3,370
                                                         -----------  ----------   -----------    ----------    ---------------

Operating income (loss)                                         812          187            15           (14)             1,000

Other income and deductions
 Interest expense                                              (215)         (23)           (3)           (8)              (249)
 Distributions on preferred securities of subsidiaries          (11)           -             -             -                (11)
 Equity in earnings (losses) of unconsolidated affiliates         -           87             8            (3)                92
 Other, net                                                       5           14             -            (3)                16
                                                         -----------  ----------   -----------    ----------    ---------------

 Total other income and deductions                             (221)          78             5           (14)              (152)
                                                         -----------  ----------   -----------    ----------    ---------------

Income (loss) before income taxes                               591          265            20           (28)               848

Income taxes                                                    221          102             5           (31)               297
                                                         -----------  ----------   -----------    ----------    ---------------

Net income                                                    $ 370        $ 163          $ 15           $ 3              $ 551
                                                         ===========  ==========   ===========    ==========    ===============


                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                     (unaudited) (in millions)


                                                                                Nine Months Ended September 30, 2003
                                                           -----------------------------------------------------------------------
                                                             Energy                                                      Exelon
                                                            Delivery     Generation     Enterprises     Corp/Elim     Consolidated
                                                           ---------   -------------    -----------    -----------   -------------
Operating revenues                                          $ 7,850         $ 6,301        $ 1,459       $ (3,374)       $ 12,236

Operating expenses
   Purchased power                                            3,291           2,881            187         (3,284)          3,075
   Fuel                                                         285           1,156            467              -           1,908
   Impairment of Exelon Boston Generating, LLC                    -             945              -              -             945
   Operating and maintenance                                  1,234           1,473            834           (103)          3,438
   Depreciation and amortization                                657             142             23             20             842
   Taxes other than income                                      358             115              8              8             489
                                                           ---------   -------------    -----------    -----------   -------------

   Total operating expenses                                   5,825           6,712          1,519         (3,359)         10,697
                                                           ---------   -------------    -----------    -----------   -------------

Operating income (loss)                                       2,025            (411)           (60)           (15)          1,539

Other income and deductions
   Interest expense                                            (565)            (63)            (8)           (25)           (661)
   Distributions on preferred securities of subsidiaries        (30)              -              -              -             (30)
   Equity in earnings (losses) of unconsolidated affiliates       -              90              -             (8)             82
   Other, net                                                    48            (164)           (31)            (6)           (153)
                                                           ---------   -------------    -----------    -----------   -------------

   Total other income and deductions                           (547)           (137)           (39)           (39)           (762)
                                                           ---------   -------------    -----------    -----------   -------------

Income (loss) before income taxes and cumulative effect
    of change in accounting principle                         1,478            (548)           (99)           (54)            777

Income taxes                                                    558            (209)           (37)           (54)            258
                                                           ---------   -------------    -----------    -----------   -------------

Income (loss) before cumulative effect of change in
   accounting principle                                         920            (339)           (62)             -             519

Cumulative effect of change in accounting
   principle, net of income taxes                                 5             108             (1)             -             112
                                                           ---------   -------------    -----------    -----------   -------------

Net income (loss)                                             $ 925          $ (231)         $ (63)           $ -           $ 631
                                                           =========   =============    ===========    ===========   =============







                                                                            Nine Months Ended September 30, 2002
                                                           ----------------------------------------------------------------------
                                                             Energy                                                     Exelon
                                                           Delivery      Generation    Enterprises    Corp/Elim      Consolidated
                                                           ---------   -------------   -----------    ----------     ------------
Operating revenues                                          $ 7,973         $ 5,233       $ 1,475       $ (3,436)        $ 11,245

Operating expenses
   Purchased power                                            3,331           2,581           181         (3,330)           2,763
   Fuel                                                         228             706           294              5            1,233
   Operating and maintenance                                  1,131           1,234           983            (96)           3,252
   Depreciation and amortization                                745             197            46             24            1,012
   Taxes other than income                                      430             126             6              6              568
                                                           ---------   -------------   -----------    ----------     ------------

   Total operating expenses                                   5,865           4,844         1,510         (3,391)           8,828
                                                           ---------   -------------   -----------    ----------     ------------

Operating income (loss)                                       2,108             389           (35)           (45)           2,417

Other income and deductions
   Interest expense                                            (654)            (51)          (11)           (23)            (739)
   Distributions on preferred securities of subsidiaries        (34)              -             -              -              (34)
   Equity in earnings (losses) of unconsolidated affiliates       -             119             3             (8)             114
   Other, net                                                    35              54           158             (8)             239
                                                           ---------   -------------   -----------    ----------     ------------

   Total other income and deductions                           (653)            122           150            (39)            (420)
                                                           ---------   -------------   -----------    ----------     ------------

Income (loss) before income taxes and cumulative effect
    of change in accounting principle                         1,455             511           115            (84)           1,997

Income taxes                                                    547             198            46            (67)             724
                                                           ---------   -------------   -----------    ----------     ------------

Income (loss) before cumulative effect of change in
   accounting principle                                         908             313            69            (17)           1,273

Cumulative effect of change in accounting
   principle, net of income taxes                                 -              13          (243)             -             (230)
                                                           ---------   -------------   -----------    ----------     ------------

Net income (loss)                                             $ 908           $ 326        $ (174)         $ (17)         $ 1,043
                                                           =========   =============   ===========    ==========     ============



                                                         EXELON CORPORATION
                                           Business Segment Comparative Income Statements
                                                            (unaudited)
                                                           (in millions)

                                                                                       Energy Delivery
                                                            ----------------------------------------------------------------------

                                                            Three Months Ended September 30,     Nine Months Ended September 30,
                                                            --------------------------------    ---------------------------------
                                                              2003       2002       Variance      2003        2002      Variance
                                                            -------     -------     --------    -------     -------    ----------
Operating revenues                                          $ 2,886     $ 3,162     $  (276)    $ 7,850     $ 7,973     $  (123)

Operating expenses
   Purchased power                                            1,373       1,485        (112)      3,291       3,331         (40)
   Fuel                                                          28          40         (12)        285         228          57
   Operating and maintenance                                    491         407          84       1,234       1,131         103
   Depreciation and amortization                                231         256         (25)        657         745         (88)
   Taxes other than income                                       99         162         (63)        358         430         (72)
                                                            -------     -------     -------     -------     -------     -------
   Total operating expenses                                   2,222       2,350        (128)      5,825       5,865         (40)
                                                            -------     -------     -------     -------     -------     -------

Operating income                                                664         812        (148)      2,025       2,108         (83)

Other income and deductions
   Interest expense                                            (182)       (215)         33        (565)       (654)         89
   Distributions on preferred securities of subsidiaries         (8)        (11)          3         (30)        (34)          4
   Other, net                                                     5           5           -          48          35          13
                                                            -------     -------     -------     -------     -------     -------

   Total other income and deductions                           (185)       (221)         36        (547)       (653)        106
                                                            -------     -------     -------     -------     -------     -------


Income before income taxes and cumulative effect
    of change in accounting principle                           479         591        (112)      1,478       1,455          23

Income taxes                                                    176         221         (45)        558         547          11
                                                            -------     -------     -------     -------     -------     -------

Income before cumulative effect of change in
   accounting principle                                         303         370         (67)        920         908          12

Cumulative effect of change in accounting
   principle, net of income taxes                                 -           -           -           5           -           5
                                                            -------     -------     -------     -------     -------     -------


Net income                                                  $   303     $   370     $   (67)    $   925     $   908     $    17
                                                            =======     =======     =======     =======     =======     =======


                                                                                         Generation
                                                            ----------------------------------------------------------------------

                                                            Three Months Ended September 30,     Nine Months Ended September 30,
                                                            --------------------------------    ---------------------------------
                                                              2003       2002       Variance      2003        2002      Variance
                                                            -------     -------     --------    -------     -------    ----------
Operating revenues                                          $ 2,537     $ 2,213     $   324     $ 6,301     $ 5,233     $ 1,068

Operating expenses
   Purchased power                                            1,240       1,257         (17)      2,881       2,581         300
   Fuel                                                         449         273         176       1,156         706         450
   Impairment of Exelon Boston Generating, LLC                  945           -         945         945           -         945
   Operating and maintenance                                    530         391         139       1,473       1,234         239
   Depreciation and amortization                                 51          68         (17)        142         197         (55)
   Taxes other than income                                       28          37          (9)        115         126         (11)
                                                            -------     -------     -------     -------     -------     -------

   Total operating expenses                                   3,243       2,026       1,217       6,712       4,844       1,868
                                                            -------     -------     -------     -------     -------     -------

Operating income                                               (706)        187        (893)       (411)        389        (800)

Other income and deductions
   Interest expense                                             (25)        (23)         (2)        (63)        (51)        (12)
   Equity in earnings of unconsolidated affiliates               53          87         (34)         90         119         (29)
   Other, net                                                   (30)         14         (44)       (164)         54        (218)
                                                            -------     -------     -------     -------     -------     -------

   Total other income and deductions                             (2)         78         (80)       (137)        122        (259)
                                                            -------     -------     -------     -------     -------     -------

Income (loss) before income taxes and cumulative effect
    of changes in accounting principles                        (708)        265        (973)       (548)        511      (1,059)

Income taxes                                                   (280)        102        (382)       (209)        198        (407)
                                                            -------     -------     -------     -------     -------     -------

Income (loss) before cumulative effect of changes in
   accounting principles                                       (428)        163        (591)       (339)        313        (652)

Cumulative effect of changes in accounting
   principles, net of income taxes                                -           -           -         108          13          95
                                                            -------     -------     -------     -------     -------     -------

Net income (loss)                                           $  (428)    $   163     $  (591)    $  (231)    $   326     $  (557)
                                                            =======     =======     =======     =======     =======     =======

                                                         EXELON CORPORATION
                                           Business Segment Comparative Income Statements
                                                            (unaudited)
                                                           (in millions)

                                                                                           Enterprises
                                                              --------------------------------------------------------------------

                                                              Three Months Ended September 30,     Nine Months Ended September 30,
                                                              --------------------------------    --------------------------------
                                                               2003         2002     Variance      2003        2002       Variance
                                                              -------     -------    ---------    -------     -------     --------
Operating revenues                                            $   437     $   509     $   (72)    $ 1,459     $ 1,475     $   (16)

Operating expenses
  Purchased power                                                  69          73          (4)        187         181           6
  Fuel                                                             75          60          15         467         294         173
  Operating and maintenance                                       263         349         (86)        834         983        (149)
  Depreciation and amortization                                     3          11          (8)         23          46         (23)
  Taxes other than income                                           3           1           2           8           6           2
                                                              -------     -------     -------     -------     -------     -------

  Total operating expenses                                        413         494         (81)      1,519       1,510           9
                                                              -------     -------     -------     -------     -------     -------

Operating income (loss)                                            24          15           9         (60)        (35)        (25)

Other income and deductions
  Interest expense                                                 (2)         (3)          1          (8)        (11)          3
  Equity in earnings (losses) of unconsolidated affiliates         (1)          8          (9)          -           3          (3)
  Other, net                                                        5           -           5         (31)        158        (189)
                                                              -------     -------     -------     -------     -------     -------

  Total other income and deductions                                 2           5          (3)        (39)        150        (189)
                                                              -------     -------     -------     -------     -------     -------

Income (loss) before income taxes and cumulative
   effect of changes in accounting principles                      26          20           6         (99)        115        (214)

Income taxes                                                       10           5           5         (37)         46         (83)
                                                              -------     -------     -------     -------     -------     -------

Income (loss) before cumulative effect of
  changes in accounting principles                                 16          15           1         (62)         69        (131)

Cumulative effect of changes in accounting
  principles, net of income taxes                                   -           -           -          (1)       (243)        242
                                                              -------     -------     -------     -------     -------     -------

Net income (loss)                                             $    16     $    15     $     1     $   (63)    $  (174)    $   111
                                                              =======     =======     =======     =======     =======     =======


                                                                                     Corporate and Eliminations
                                                              --------------------------------------------------------------------

                                                              Three Months Ended September 30,     Nine Months Ended September 30,
                                                              --------------------------------    --------------------------------
                                                               2003         2002     Variance      2003        2002       Variance
                                                              -------     -------    ---------    -------     -------     --------

Operating revenues                                            $(1,419)    $(1,514)    $    95     $(3,374)    $(3,436)    $    62

Operating expenses
  Purchased power                                              (1,370)     (1,478)        108      (3,284)     (3,330)         46
  Fuel                                                             (1)          -          (1)          -           5          (5)
  Operating and maintenance                                       (58)        (33)        (25)       (103)        (96)         (7)
  Depreciation and amortization                                     8          10          (2)         20          24          (4)
  Taxes other than income                                           1           1           -           8           6           2
                                                              -------     -------     -------     -------     -------     -------

  Total operating expenses                                     (1,420)     (1,500)         80      (3,359)     (3,391)         32
                                                              -------     -------     -------     -------     -------     -------

Operating income (loss)                                             1         (14)         15         (15)        (45)         30

Other income and deductions
  Interest expense                                                 (8)         (8)          -         (25)        (23)         (2)
  Equity in earnings (losses) of
   unconsolidated affiliates                                       (3)         (3)          -          (8)         (8)          -
  Other, net                                                       (1)         (3)          2          (6)         (8)          2
                                                              -------     -------     -------     -------     -------     -------

  Total other income and deductions                               (12)        (14)          2         (39)        (39)          -
                                                              -------     -------     -------     -------     -------     -------


Income (loss) before income taxes                                 (11)        (28)         17         (54)        (84)         30

Income taxes                                                      (18)        (31)         13         (54)        (67)         13
                                                              -------     -------     -------     -------     -------     -------

Net income (loss)                                             $     7     $     3     $     4         $ -     $   (17)    $    17
                                                              =======     =======     =======     =======     =======     =======

                                                    EXELON CORPORATION
                                                Consolidated Balance Sheets
                                                        (unaudited)
                                                       (in millions)

                                                                               September 30,             December 31,
                                                                                    2003                     2002
                                                                             -------------------      -------------------
 Current assets
     Cash and cash equivalents                                                            $ 604                    $ 469
     Restricted cash                                                                        318                      396
     Accounts receivable, net
        Customers                                                                         1,952                    2,076
        Other                                                                               270                      284
     Receivable from unconsolidated affiliate                                                 -                       39
     Inventories - fossil fuel                                                              198                      175
     Inventories - materials and supplies                                                   289                      306
     Other                                                                                  429                      380
     Assets held for sale                                                                   109                        -
                                                                             -------------------      -------------------

          Total current assets                                                            4,169                    4,125
                                                                             -------------------      -------------------

 Property, plant and equipment, net                                                      19,476                   17,126

 Deferred debits and other assets
     Regulatory assets                                                                    5,304                    5,993
     Nuclear decommissioning trust funds                                                  3,404                    3,053
     Investments                                                                          1,198                    1,403
     Goodwill                                                                             4,734                    4,992
     Other                                                                                  859                      793
                                                                             -------------------      -------------------

          Total deferred debits and other assets                                         15,499                   16,234
                                                                             -------------------      -------------------

 Total assets                                                                          $ 39,144                 $ 37,485
                                                                             ===================      ===================

 Liabilities and shareholders' equity
 Current liabilities
     Notes payable                                                                         $ 82                    $ 681
     Notes payable to unconsolidated affiliate                                              326                      534
     Long-term debt due within one year                                                   2,067                    1,402
     Accounts payable                                                                     1,692                    1,607
     Accrued expenses                                                                     1,242                    1,354
     Other                                                                                  287                      296
     Liabilities held for sale                                                               57                        -
                                                                             -------------------      -------------------

          Total current liabilities                                                       5,753                    5,874
                                                                             -------------------      -------------------

 Long-term debt                                                                          12,468                   13,127
 Long-term debt to affiliate                                                                103                        -
 Mandatorily redeemable preferred securities                                                422                        -

 Deferred credits and other liabilities
     Deferred income taxes                                                                3,798                    3,702
     Unamortized investment tax credits                                                     291                      301
     Nuclear decommissioning liability for retired plants                                     -                    1,395
     Asset retirement obligation                                                          2,481                        -
     Pension obligation                                                                   1,609                    1,959
     Non-pension postretirement benefits obligation                                       1,033                      877
     Spent nuclear fuel obligation                                                          865                      858
     Regulatory liabilities                                                                 880                        -
     Other                                                                                  974                      978
                                                                             -------------------      -------------------
                                                                                              -
          Total deferred credits and other liabilities                                   11,931                   10,070
                                                                             -------------------      -------------------

 Minority interest of consolidated subsidiaries                                              53                       77
 Preferred securities of subsidiaries                                                        87                      595

 Shareholders' equity
     Common stock                                                                         7,226                    7,059
     Deferred compensation                                                                    -                       (1)
     Retained earnings                                                                    2,210                    2,042
     Accumulated other comprehensive income (loss)                                       (1,109)                  (1,358)
                                                                             -------------------      -------------------

          Total shareholders' equity                                                      8,327                    7,742
                                                                             -------------------      -------------------

 Total liabilities and shareholders' equity                                            $ 39,144                 $ 37,485
                                                                             ===================      ===================

                                                         EXELON CORPORATION
                                                Consolidated Statements of Cash Flows
                                                             (unaudited)
                                                            (in millions)


                                                                                                        Nine Months Ended
                                                                                                          September 30,
                                                                                              -------------------------------------

                                                                                                    2003               2002
                                                                                              ------------------ ------------------
 Cash flows from operating activities
    Net income                                                                                            $ 631            $ 1,043
    Adjustments to reconcile net income to net cash flows
      provided by operating activities:
         Depreciation, amortization and accretion, including nuclear fuel                                 1,290              1,284
         Cumulative effect of changes in accounting principles (net of income taxes)                       (112)               230
         Gain on sale of investments                                                                          -               (199)
         Provision for uncollectible accounts                                                                72                107
         Deferred income taxes                                                                             (363)               293
         Equity in earnings of unconsolidated affiliates                                                    (82)              (114)
         Impairment of investments                                                                          295                 46
         Impairment of goodwill and long-lived assets                                                       950                  -
         Employee severance related expenses                                                                152                  -
         Pension and non-pension postretirement curtailment costs                                            26                  -
         Net realized (gains) losses on nuclear decommissioning trust funds                                  (9)                32
         Other operating activities                                                                          91                 56
         Changes in assets and liabilities:
             Accounts receivable                                                                            (19)              (358)
             Inventories                                                                                    (55)               (25)
             Accounts payable, accrued expenses and other current liabilities                                50                  1
             Changes in payables and receivables from unconsolidated affiliates                              18                 46
             Other current assets                                                                          (100)                68
             Pension and non-pension postretirement benefits obligations                                   (241)                22
             Other noncurrent assets and liabilities                                                        (41)               131
                                                                                              ------------------ ------------------
 Net cash flows provided by operating activities                                                          2,553              2,663
                                                                                              ------------------ ------------------

 Cash flows from investing activities
    Capital expenditures                                                                                 (1,501)            (1,534)
    Proceeds from liquidated damages                                                                         92                  -
    Proceeds from nuclear decommissioning trust funds                                                     1,880              1,184
    Investment in nuclear decommissioning trust funds                                                    (2,043)            (1,330)
    Note receivable from unconsolidated affiliate                                                            35                (42)
    Proceeds from sale of investments                                                                       186                287
    Acquisition of generating plants                                                                          -               (443)
    Other investing activities                                                                               50                 19
                                                                                              ------------------ ------------------
 Net cash flows used in investing activities                                                             (1,301)            (1,859)
                                                                                              ------------------ ------------------

 Cash flows from financing activities
    Issuance of long-term debt                                                                            2,105                956
    Retirement of long-term debt                                                                         (2,075)            (1,946)
    Change in short-term debt                                                                              (599)               428
    Issuance of debt to affiliate                                                                           103                  -
    Issuance of mandatorily redeemable preferred securities                                                 200                  -
    Retirement of mandatorily redeemable preferred securities                                              (250)               (18)
    Retirement of preferred stock                                                                           (50)                 -
    Dividends paid on common stock                                                                         (461)              (420)
    Payment on acquisition note payable to Sithe Energies, Inc.                                            (210)                 -
    Proceeds from employee stock plans                                                                      139                 64
    Contribution from minority interest of consolidated subsidiary                                            -                 43
    Change in restricted cash                                                                                78                 81
    Other financing activities                                                                              (85)               (16)
                                                                                              ------------------ ------------------
 Net cash flows used in financing activities                                                             (1,105)              (828)
                                                                                              ------------------ ------------------

 Increase (decrease) in cash and cash equivalents                                                           147                (24)
 Cash and cash equivalents at beginning of period                                                           469                485
                                                                                              ------------------ ------------------
 Cash and cash equivalents including cash classified as held for sale                                       616                461
 Cash classified as held for sale on the consolidated balance sheet                                         (12)                 -
                                                                                              ------------------ ------------------
 Cash and cash equivalents at end of period                                                               $ 604              $ 461
                                                                                              ================== ==================


                                                   EXELON CORPORATION
                                                Electric Sales Statistics


                                                               Three Months Ended September 30,
                                                         ---------------------------------------------
(in GWhs)                                                        2003                    2002               % Change
------------------------------------------------------   ---------------------   ---------------------   ---------------
Supply
Nuclear, excluding AmerGen                                             30,152                  29,817              1.1%
Purchased Power - Generation (a)                                       24,062                  23,425              2.7%
Fossil, excluding Sithe Energies, and Hydro (b)                         7,636                   3,931             94.3%
                                                         ---------------------   ---------------------

   Power Team Supply                                                   61,850                  57,173 (c)          8.2%
Purchased Power - Other                                                   691                     304            127.3%
                                                         ---------------------   ---------------------

   Total Electric Supply Available for Sale                            62,541                  57,477              8.8%
Less:  Line Loss and Company Use                                       (2,221)                 (2,697)           (17.6%)
                                                         ---------------------   ---------------------

   Total Supply                                                        60,320                  54,780             10.1%
                                                         =====================   =====================


Energy Sales
Retail Sales (d)                                                       35,925                  37,498             (4.2%)
Power Team Market Sales (a)                                            29,613                  21,177             39.8%
Interchange Sales and Sales to Other Utilities                            849                     997            (14.8%)
                                                         ---------------------   ---------------------

                                                                       66,387                  59,672             11.3%
Less: Distribution Only Sales                                          (6,067)                 (4,892)            24.0%
                                                         ---------------------   ---------------------

   Total Energy Sales                                                  60,320                  54,780             10.1%
                                                         =====================   =====================

                                                               Nine Months Ended September 30,
                                                         ---------------------------------------------
(in GWhs)                                                        2003                    2002               % Change
------------------------------------------------------   ---------------------   ---------------------   ---------------
Supply
Nuclear, excluding AmerGen                                             89,101                  86,127              3.5%
Purchased Power - Generation (a)                                       63,435                  59,496              6.6%
Fossil, excluding Sithe Energies, and Hydro (b)                        18,041                  10,112             78.4%
                                                         ---------------------   ---------------------

   Power Team Supply                                                  170,577                 155,735 (c)          9.5%
Purchased Power - Other                                                 1,242                     403              n.m.
                                                         ---------------------   ---------------------

   Total Electric Supply Available for Sale                           171,819                 156,138             10.0%
Less:  Line Loss and Company Use                                       (6,008)                 (6,875)           (12.6%)
                                                         ---------------------   ---------------------

   Total Supply                                                       165,811                 149,263             11.1%
                                                         =====================   =====================


Energy Sales
Retail Sales (d)                                                       97,392                  97,917             (0.5%)
Power Team Market Sales (a)                                            80,877                  61,089             32.4%
Interchange Sales and Sales to Other Utilities                          2,079                   2,221             (6.4%)
                                                         ---------------------   ---------------------

                                                                      180,348                 161,227             11.9%
Less: Distribution Only Sales                                         (14,537)                (11,964)            21.5%
                                                         ---------------------   ---------------------

   Total Energy Sales                                                 165,811                 149,263             11.1%
                                                         =====================   =====================

(a)  Purchased power and market sales do not include trading volume of 11,086 GWhs and 28,455 GWhs for the three months ended September 30, 2003 and 2002, respectively, and 28,532 GWhs and 51,260 GWhs for the nine months ended
     September 30, 2003 and 2002, respectively.

(b)  Includes supply from the acquisition of Exelon New England in November 2002 and plants acquired from TXU in April
     2002.

(c)  Certain reallocations have been made.

(d)  Includes Exelon Energy sales of 1,580 GWhs and 1,678 GWhs for the three months ended September 30, 2003 and 2002, respectively, and 4,036 GWhs and 3,839 GWhs for the nine months ended September 30, 2003 and 2002, respectively.

n.m. - not meaningful

                                                   EXELON CORPORATION
                                            Energy Delivery Sales Statistics
                                        For the Three Months Ended September 30,

                                                         ComEd                                    PECO
                                           ---------------------------------    ---------------------------------------

Electric Deliveries (GWh)                       2003       2002    % Change         2003          2002        % Change
                                           ---------------------------------    ---------------------------------------
Bundled Deliveries (a)
    Residential                                 8,197      9,121    (10.1%)           3,333        3,422         (2.6%)
    Small Commercial & Industrial               5,749      6,029     (4.6%)           1,753        2,066        (15.2%)
    Large Commercial & Industrial               1,539      2,073    (25.8%)           4,013        4,006          0.2%
    Public Authorities & Electric Railroads     1,269      1,612    (21.3%)             217          224         (3.1%)
                                           ----------------------               -------------------------

    Total Bundled Deliveries                   16,754     18,835    (11.0%)           9,316        9,718         (4.1%)
                                           ----------------------               -------------------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
    Residential                                    (c)        (c)                       258          371        (30.5%)
    Small Commercial & Industrial               1,721      1,640      4.9%              520          154          n.m.
    Large Commercial & Industrial               2,934      2,192     33.9%              208          236        (11.9%)
    Public Authorities & Electric Railroads       426        299     42.5%                -            -
                                           ----------------------               -------------------------

                                                5,081      4,131     23.0%              986          761         29.6%
                                           ----------------------               -------------------------

PPO (ComEd Only)
    Small Commercial & Industrial                 884        782     13.0%
    Large Commercial & Industrial                 896      1,249    (28.3%)
    Public Authorities & Electric Railroads       428        345     24.1%
                                           ----------------------

                                                2,208      2,376     (7.1%)
                                           ----------------------               -------------------------

    Total Unbundled Deliveries                  7,289      6,507     12.0%              986          761         29.6%
                                           ----------------------               -------------------------

        Total Retail Deliveries                24,043     25,342     (5.1%)          10,302       10,479         (1.7%)
                                           ======================               =========================

Gas Deliveries (mmcf) (PECO only)                                                     9,510       11,347        (16.2%)
                                                                                =========================

Revenue (in millions)

Bundled Electric Revenue (a)
    Residential                               $ 760.0    $ 839.7     (9.5%)         $ 466.3      $ 477.8         (2.4%)
    Small Commercial & Industrial               487.1      506.7     (3.9%)           210.6        251.3        (16.2%)
    Large Commercial & Industrial                81.6      106.1    (23.1%)           291.6        295.8         (1.4%)
    Public Authorities & Electric Railroads      82.2      103.6    (20.7%)            19.4         21.4         (9.3%)
                                           ----------------------               -------------------------

    Total Bundled Electric Revenue            1,410.9    1,556.1     (9.3%)           987.9      1,046.3         (5.6%)
                                           ----------------------               -------------------------

Unbundled Electric Revenue (b)
Alternative Energy Suppliers
    Residential                                    (c)        (c)                      20.4         32.5        (37.2%)
    Small Commercial & Industrial                33.9       51.1    (33.7%)            27.6          8.5          n.m.
    Large Commercial & Industrial                41.3       60.1    (31.3%)             5.4          6.5        (16.9%)
    Public Authorities & Electric Railroads       8.1       10.4    (22.1%)               -            -
                                           ----------------------               -------------------------

                                                 83.3      121.6    (31.5%)            53.4         47.5         12.4%
                                           ----------------------               -------------------------

PPO (ComEd Only)
    Small Commercial & Industrial                65.3       57.0     14.6%
    Large Commercial & Industrial                55.6       74.2    (25.1%)
    Public Authorities & Electric Railroads      25.8       18.6     38.7%
                                           ----------------------

                                                146.7      149.8     (2.1%)
                                           ----------------------               -------------------------

    Total Unbundled Electric Revenue            230.0      271.4    (15.3%)            53.4         47.5         12.4%
                                           ----------------------               -------------------------

        Total Retail Electric Revenue         1,640.9    1,827.5    (10.2%)         1,041.3      1,093.8         (4.8%)

Wholesale Electric Revenue                       39.1       42.7     (8.4%)             3.1          8.2        (62.2%)

Other Revenue                                    56.8       67.5    (15.9%)            51.6         55.1         (6.4%)

Gas Revenue (PECO only)                           n/a        n/a                       53.0         67.0        (20.9%)
                                           ----------------------               -------------------------

        Total Revenues                      $ 1,736.8  $ 1,937.7    (10.4%)       $ 1,149.0    $ 1,224.1         (6.1%)
                                           ======================               =========================


Heating and Cooling Degree-Days               2003       2002       Normal          2003          2002         Normal
                                           --------------------------------     ---------------------------------------

    Heating Degree-Days                           117         58       127               12            4            38
    Cooling Degree-Days                           582        776       603            1,019        1,144           900



(a)  Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.


(b)  Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or from an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)  On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity; however, as of September 30, 2003, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable
n.m. - not meaningful

                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                               For the Nine Months Ended September 30,


                                                                ComEd                                         PECO
                                             -----------------------------------------   -------------------------------------------

Electric Deliveries (GWh)                       2003              2002        % Change        2003             2002      % Change
                                             -----------------------------------------   -------------------------------------------
Bundled Deliveries (a)
    Residential                                     20,246         21,392       (5.4%)         8,723            7,592     14.9%
    Small Commercial & Industrial                   16,490         17,078       (3.4%)         5,065            5,704    (11.2%)
    Large Commercial & Industrial                    4,706          6,151      (23.5%)        11,190           11,285     (0.8%)
    Public Authorities & Electric Railroads          4,018          5,097      (21.2%)           692              617     12.2%
                                             -------------- --------------               -----------    -------------

    Total Bundled Deliveries                        45,460         49,718       (8.6%)        25,670           25,198      1.9%
                                             -------------- --------------               -----------    -------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
    Residential                                         (c)            (c)                       708            1,720    (58.8%)
    Small Commercial & Industrial                    4,327          3,822       13.2%          1,044              253      n.m.
    Large Commercial & Industrial                    6,894          5,200       32.6%            610              351     73.8%
    Public Authorities & Electric Railroads            954            618       54.4%              -                -
                                             -------------- --------------               -----------    -------------

                                                    12,175          9,640       26.3%          2,362            2,324      1.6%
                                             -------------- --------------               -----------    -------------

PPO (ComEd Only)
    Small Commercial & Industrial                    2,546          2,384        6.8%
    Large Commercial & Industrial                    3,646          3,952       (7.7%)
    Public Authorities & Electric Railroads          1,497            861       73.9%
                                             -------------- --------------

                                                     7,689          7,197        6.8%
                                             -------------- --------------               -----------    -------------

    Total Unbundled Deliveries                      19,864         16,837       18.0%          2,362            2,324      1.6%
                                             -------------- --------------               -----------    -------------

       Total Retail Deliveries                      65,324         66,555       (1.8%)        28,032           27,522      1.9%
                                             ============== ==============               ===========    =============

Gas Deliveries (mmcf) (PECO only)                                                             64,137           56,990     12.5%
                                                                                         ===========    =============

Revenue (in millions)

Bundled Electric Revenue (a)
    Residential                                  $ 1,777.3      $ 1,881.0       (5.5%)     $ 1,121.7          $ 999.3     12.2%
    Small Commercial & Industrial                  1,289.3        1,342.9       (4.0%)         584.9            664.1    (11.9%)
    Large Commercial & Industrial                    239.8          323.8      (25.9%)         825.1            828.3     (0.4%)
    Public Authorities & Electric Railroads          247.2          296.9      (16.7%)          61.8             58.5      5.6%
                                             -------------- --------------               -----------    -------------

    Total Bundled Electric Revenue                 3,553.6        3,844.6       (7.6%)       2,593.5          2,550.2      1.7%
                                             -------------- --------------               -----------    -------------

Unbundled Electric Revenue (b)
Alternative Energy Suppliers
    Residential                                         (c)            (c)                      51.8            128.6    (59.7%)
    Small Commercial & Industrial                    106.5           93.8       13.5%           54.3             13.4      n.m.
    Large Commercial & Industrial                    133.0          101.5       31.0%           16.3              9.7     68.0%
    Public Authorities & Electric Railroads           24.8           17.6       40.9%              -                -
                                             -------------- --------------               -----------    -------------

                                                     264.3          212.9       24.1%          122.4            151.7    (19.3%)
                                             -------------- --------------               -----------    -------------

PPO (ComEd Only)
    Small Commercial & Industrial                    173.7          155.0       12.1%
    Large Commercial & Industrial                    199.7          214.3       (6.8%)
    Public Authorities & Electric Railroads           81.1           47.8       69.7%
                                             -------------- --------------

                                                    454.5          417.1         9.0%
                                            -------------- --------------                -----------    -------------

    Total Unbundled Electric Revenue                718.8          630.0        14.1%          122.4            151.7    (19.3%)
                                            -------------- --------------                -----------    -------------

       Total Retail Electric Revenue              4,272.4        4,474.6        (4.5%)       2,715.9          2,701.9      0.5%

Wholesale Electric Revenue                           89.6           92.9        (3.6%)           8.6             15.1    (43.0%)

Other Revenue                                       159.9          166.6        (4.0%)         154.7            164.0     (5.7%)

Gas Revenue (PECO only)                               n/a            n/a                       448.3            358.0     25.2%
                                            -------------- --------------                -----------    -------------

       Total Revenues                           $ 4,521.9      $ 4,734.1        (4.5%)     $ 3,327.5        $ 3,239.0      2.7%
                                            ============== ==============                ===========    =============


Heating and Cooling Degree-Days                2003              2002          Normal           2003             2002     Normal
                                            -------------- -------------- ------------   --------------- --------------------------

    Heating Degree-Days                             4,331          3,778        4,187          3,348            2,489     3,078
    Cooling Degree-Days                               693          1,077          820          1,269            1,560     1,216



(a)  Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.

(b)  Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or from an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)  On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity; however, as of September
     30, 2003, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable
n.m. - not meaningful



                                                       EXELON CORPORATION
                                          Exelon Generation Power Marketing Statistics


                                                           Three Months Ended September 30,    Nine Months Ended September 30,
                                                           --------------------------------    -------------------------------
                                                                 2003             2002              2003             2002
                                                           -------------      -----------      ------------     ------------
GWh Sales
  Energy Delivery and Exelon Energy                              32,237           35,996            89,700           94,646
  Market Sales                                                   29,613           21,177            80,877           61,089
                                                           -------------      -----------      ------------     ------------

  Total Sales (a)                                                61,850           57,173           170,577          155,735
                                                           =============      ===========      ============     ============

Average Margin ($/MWh)
  Average Realized Revenue
     Energy Delivery and Exelon Energy                          $ 41.51          $ 40.56           $ 35.45          $ 34.86
     Market Sales                                                 38.43            35.50             37.11            31.55
     Total Sales - without trading                                40.03            38.69             36.24            33.56

  Average Purchased Power and Fuel Cost - without trading       $ 27.31          $ 26.66           $ 23.67          $ 21.04

  Average Margin - without trading                              $ 12.72          $ 12.04           $ 12.57          $ 12.52



Around-the-clock Market Prices ($/MWh)
  PJM                                                           $ 38.99          $ 34.50           $ 40.39          $ 27.00
  MAIN                                                            29.24            27.00             30.07            24.00


------------------------------------------------------------
2003 Earnings Guidance - October through December
     Around-the-clock Market Prices ($/MWh)
        PJM                                         $ 30.50
        MAIN                                          21.00
        NEPOOL                                        44.50
     Gas Prices ($/Mmbtu)
        Henry Hub                                    $ 4.78

------------------------------------------------------------



(a)  Total sales do not include trading volume of 11,086 GWhs and 28,455 GWhs for the three months ended September 30,
     2003 and 2002, respectively, and 28,532 GWhs and 51,260 GWhs for the nine months ended September 30, 2003 and 2002, respectively. Additionally, total sales include supply from the acquisition of Exelon New England in November 2002 and plants acquired from TXU in April 2002.
